Exhibit 99.1

United Maritime Group, LLC Announces Agreement

to Sell U.S. United Barge Lines LLC to Ingram Barge Company

April 19, 2012

Tampa, FL – United Maritime Group, LLC (“UMG”) today announced that is has entered into a definitive agreement to sell U.S. United Barge Line, LLC (“UBL”), a wholly-owned barge transportation subsidiary of UMG, to Ingram Barge Company.

Based in Tampa, the subsidiaries of UMG operate businesses in the dry bulk transportation and logistics industry, including U.S. United Bulk Terminal, LLC, the largest coal and petroleum coke handling facility in the Gulf of Mexico in the United States, and U.S. United Ocean Services, LLC, which operates the largest Jones Act dry bulk ocean fleet by capacity.

“Since acquiring UBL in 2007 we have developed the business as an independent provider of barging services to the domestic and export markets for coal, petroleum coke, grain and other dry bulk commodities. We are proud of the results we have achieved with UBL and believe that the long history and exceptional reputation of the Ingram Barge Company speak to the opportunity for continued reliable service for our customers and opportunities for continued growth for our employees at UBL,” said UMG Chief Executive Officer, Steven Green.

The transaction is expected to close in the second quarter of 2012, subject to receipt of applicable regulatory approvals and satisfaction or waiver or other customary closing conditions.

Ingram Barge Company is a subsidiary of Ingram Industries Inc., based in Nashville, Tennessee, which is one of America’s largest privately held companies. It consists of diversified businesses in physical and digital book, on-demand printing, marine transportation, and digital fulfillment services.

BofA Merrill Lynch acted as the financial advisor to UMG, and Willkie Farr & Gallagher, LLP acted as legal counsel to UMG on the transaction.

About United Maritime Group

United Maritime Group is an integrated transportation company focused on serving the domestic and export coal and petroleum coke markets. UMG was acquired from TECO Energy in December 2007 by an investment group, including Greenstreet Equity Partners LLC, an affiliate of Greenstreet Partners LP, a private investment company, Jefferies Capital Partners, a middle-market private equity investment group, AMCI Capital L.P., a joint venture between the owners of privately-held American Metals and Coal International, Inc., a global coal and resources firm, and affiliates of First Reserve Corporation, a leading investment firm specializing in the energy industry. For more information on UMG, visit our website at www.unitedmaritimegroup.com.

Forward Looking Statements

This announcement contains forward looking statements that involve significant risks and uncertainties. All statements that are not historical facts are forward-looking statements, including: statements that are preceded by, followed by, or that include the words “believes,” “anticipates,” “plans,” “expects” or similar expressions; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; and any statements of assumptions underlying any of the foregoing. Investors and other interested parties are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond UMG’s control. Risks and uncertainties that could cause results to differ from expectations include uncertainties as to the timing of the closing of the transaction described in this announcement, the possibility that various closing conditions for the transaction may not be satisfied or waived, and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by UMG. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on UMG’s results of operations or financial condition. UMG does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future developments or otherwise.